Exhibit 99

Press Release

"Termination of Underwriting Arrangements between
Flight Safety Technologies, Inc. and Paulson Investment Company, Inc."

Mystic, Connecticut, November 4, 2003 - Flight Safety Technologies, Inc. (OTC:BB - FLST), announced today that it and Paulson Investment Company, Inc. have decided not to proceed with a proposed sale of securities of Flight Safety Technologies. The Company and Paulson were unable to come to an agreement upon final terms of the offering that the Company felt would be in the best interest of its existing shareholders. The Company filed an SB-2 Registration Statement relating to the proposed offering of its securities with the SEC on October 23, 2003. This filing will be amended to remove any reference to Paulson. Samuel A. Kovnat, CEO of the Company, noted that "Flight Safety Technologies has adequate capital and liquidity to fund its operations, including product research and development, for at least the next twelve months and is pursuing a replacement underwriter for the offering."

'Safe Harbor' statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements identified by the use of words such as should, believes, plans, goals, expects, may, will, objectives, missions, or the negative thereof, other variations thereon or comparable terminology. Such statements are based on currently available information which management has assessed but which is dynamic and subject to rapid change due to risks and uncertainties that affect our business, including, but not limited to, the impact of competitive products and pricing, limited visibility into future product demand, slower economic growth generally, difficulties inherent in the development of complex technology, new products sufficiency, availability of capital to fund operations, research and development, fluctuations in operating results, and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be forward looking statements. Forward looking statements involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated.